Report of Independent Auditors


To the Shareholders and Board of Directors of The Treasurer's Fund, Inc.

In planning and performing our audit of the financial statements of The Treasurer's Fund, Inc.
(comprising, respectively, the Domestic Prime Money Market, Tax
 Exempt Money Market and U.S.
Treasury Money Market Portfolios) for the year ended October 31,
 1998, we considered its internal
control, including control activities for safeguarding securities, in order to determine our auditing
procedures for the purpose of expressing our opinion on the
 financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The management of The Treasurer's Fund, Inc. is responsible for establishing and maintaining internal
control.  In fulfilling this responsibility, estimates and
 judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing financial
 statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.  Those controls include the
safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily
 disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
Accountants.  A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and
not be detected within a timely period by employees in the
 normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at October 31, 1998.

This report is intended solely for the information and use
 of the board of directors and management of The Treasurer's Fund, Inc. and the Securities and Exchange
 Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                        ERNST & YOUNG LLP

New York, New York
December 10, 1998